UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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StarTek, Inc.
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NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS — May 31, 2006

PROXY STATEMENT

StarTek, Inc.
44 Cook Street, Suite 400
Denver, Colorado 80206
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 31, 2006
To the Stockholders:
Notice is hereby given that the 2006 Annual Meeting of Stockholders of StarTek, Inc., a Delaware corporation, will be held at Holiday Inn Select Denver — Cherry Creek, 455 South Colorado Boulevard, Denver, Colorado 80246, on May 31, 2006, at 8:00a.m. local time, for the following purposes:
1.	To elect four directors to hold office for a term of one year and until their successors are elected and qualified.

2.	To approve an amendment to our Stock Option Plan to increase the maximum number of shares available for award under the plan from 1,985,000 to 2,100,000.

3.	To consider and act upon such other business as may properly come before the Annual Meeting.
The Board of Directors has fixed the close of business on April 7, 2006, as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.
Whether or not you expect to be present, please sign, date, and return the enclosed proxy card as promptly as possible in the enclosed stamped envelope, the postage on which will be valid if mailed in the United States.

By Order of the Board of Directors

Steven D. Butler
President and Chief Executive Officer
April 28, 2006
EVERY STOCKHOLDER’S VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE 2006 ANNUAL MEETING OF STOCKHOLDERS OF STARTEK, INC.

STARTEK, INC.

ii

PROXY STATEMENT
STARTEK, INC.
44 COOK STREET, SUITE 400
DENVER, COLORADO 80206
(303) 399-2400
2006 ANNUAL MEETING OF STOCKHOLDERS
May 31, 2006
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc., a Delaware corporation, of proxies for use at our 2006 Annual Meeting of Stockholders, to be held at the Holiday Inn Select Denver — Cherry Creek, 455 South Colorado Boulevard, Denver, Colorado 80246, on May 31, 2006, at 8:00 a.m. local time. Our principal address is 44 Cook Street, Suite 400 Suite 300, Denver, Colorado 80206. The date of mailing of this Proxy Statement is on or about May 5, 2006. The purpose of the meeting is to: (i) elect four directors to our Board of Directors; (ii) approve an amendment to our Stock Option Plan to increase the maximum number of shares available for award under the plan from 1,985,000 to 2,100,000; and (iii) consider and act upon such other business as may properly come before the Annual Meeting.
Unless otherwise noted in this definitive proxy statement, any description of “us,” “we”, “our”, etc. refers to StarTek, Inc. and our subsidiaries.
OUTSTANDING STOCK AND VOTING RIGHTS
In accordance with our By-laws, the Board of Directors has fixed the close of business on April 7, 2006, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record as of the record date will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation to our headquarters address at any time before it is voted. A subsequently dated proxy received by us will constitute revocation of any prior proxies from the same stockholder. Proxies will be voted as specified on the proxy card. In the absence of specific instructions, proxies will be voted (i) FOR the proposals described in this Proxy Statement, and (ii) in the discretion of the proxy holders on any other matter which properly comes before the Annual Meeting. A stockholder who has given a proxy may nevertheless attend the meeting, revoke the proxy, and vote in person. The Board of Directors has selected Ed Zschau and Steven D. Butler, and each of them, to act as proxies with full power of substitution.
Solicitation of proxies may be made by mail, personal interview, telephone and facsimile transmission by our officers and other management employees, none of whom will receive any additional compensation for their soliciting activities. The total expense of any solicitation will be borne by us and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners.
The only outstanding securities entitled to vote at the Annual Meeting are shares of our common stock, $.01 par value. As of the record date, 14,680,571 shares of common stock were issued and outstanding. Each outstanding share of common stock entitles the holder, as of the record date, to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of common stock as of the record date.
The election of the directors nominated will require a plurality (i.e., the highest number) of the votes cast in person or by proxy at the Annual Meeting by stockholders. In the election of directors, each stockholder is entitled to cast one vote per share for each director to be elected. Cumulative voting is not permitted. Approval of the amendment to our stock option plan requires the affirmative vote of the holders of a majority of the shares of our common stock present, whether in person or by proxy, at the Annual Meeting.
Votes withheld from nominees for directors, abstentions, and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) are counted as present in determining whether the quorum requirement is satisfied. For purposes of the remaining proposal and any other matters properly brought before the Annual Meeting, broker non-votes will not be considered present and do not affect the vote taken; however, abstentions are considered as being present and have the effect of a “no” vote.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS
The table below presents information as of April 7, 2006, regarding the beneficial ownership of shares of our common stock by:
•	Each of our directors and the executive officers named in the Summary Compensation Table;

•	Each person we know to have beneficially owned more than five percent of our common stock as of that date; and

•	All of our executive officers and directors as a group.

	Beneficial
	Ownership of Shares
	Number of
Name of Stockholder	Shares(1)	Percentage
A. Emmet Stephenson, Jr.(2)(3)	3,350,882	22.8%
Steven D. Butler(2)(4)	131,250	*
Rodd E. Granger (2)(5)	10,000	*
Steven Boyer (2)(14)	27,000	*
Michael Griffith (2)(13)	10,000	*
Ed Zschau(2)(6)	47,000	*
Albert C. Yates(2)(7)	9,000	*
Kay Norton(2)(8)	9,000	*
William E. Meade, Jr. (9)	165,000	1.1%
Lawrence Zingale(12)	—	*
T. Rowe Price Associates (10)	1,094,300	7.5%
Barclays Global Investors, N.A.(15)	838,996	5.7%
Bank of America Corporation (16)	834,925	5.7%
All Directors and Executive Officers as a group (10 persons)(11)	3,611,632	24.6%

*	Less than one percent.
(1)	Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership in each case includes shares issuable upon exercise of outstanding options that are exercisable within 60 days after April 7, 2006. Unless otherwise indicated in the footnotes, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

(2)	The address of such person is c/o StarTek, Inc., 44 Cook Street, Suite 400, Denver, Colorado 80206.

(3)	Mr. Stephenson is our co-founder and Chairman of our Board of Directors. On March 3, 2006, Mr. Stephenson notified us that he will retire from his positions as Director and Chairman of the Board effective at our annual meeting of stockholders, at which time he will not seek re-election.

(4)	Mr. Butler is our President and Chief Executive Officer and one of our directors. The 131,250 shares included are shares of common stock underlying vested stock options.

(5)	Mr. Granger is our Executive Vice President and Chief Financial Officer. The 10,000 shares included are shares of common stock underlying vested stock options.

(6)	Dr. Zschau is Vice Chairman of our Board of Directors. The 47,000 shares include 10,000 shares owned by the Zschau Living Trust, 34,000 shares of common stock underlying vested stock options and 3,000 shares of common stock underlying stock options expected to be granted and immediately vested upon re-election to the Board of Directors.

(7)	Dr. Yates is one of our directors. The 9,000 shares include 6,000 shares of common stock underlying vested stock options and 3,000 shares of common stock underlying stock options expected to be granted and immediately vested upon re-election to the Board of Directors.

(8)	Ms. Norton is one of our directors. The 9,000 shares include 6,000 shares of common stock underlying vested stock options and 3,000 shares of common stock underlying stock options expected to be granted and immediately vested upon re-election to the Board of Directors.

(9)	The 165,000 shares include 105,000 shares of common stock underlying vested stock options and 60,000 shares of common stock directly owned by Mr. Meade, our former President and Chief Executive Officer. Mr. Meade resigned on February 18, 2005.

(10)	These securities are owned by various individuals and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 700,000 shares, representing 4.8% of the shares outstanding), which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The information regarding T. Rowe Price Associates, Inc. is as reported on Schedule 13G filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2006. Price Associates’ address is 100 East Pratt Street, Baltimore, Maryland, 21202-1009.

(11)	Includes an aggregate of 248,750 shares of common stock underlying vested stock options held by our directors and named executive officers.

(12)	Mr. Zingale was our Executive Vice President and Chief Operating Officer until he resigned on August 31, 2005.

(13)	Mr. Griffith is our Senior Vice President of Sales and Marketing. The 10,000 shares included are shares of common stock underlying vested stock options.

(14)	Mr. Boyer is our Senior Vice President and Chief Information Officer. The 27,000 shares include 25,000 shares of common stock underlying vested stock options and 2,000 shares owned by Mr. Boyer jointly with his spouse.

(15)	This disclosure is based on a Schedule 13G filed with the SEC by Barclays Global Investors, N.A. on January 26, 2006. The address of this stockholder is 45 Fremont Street, 17th Floor, San Francisco, California, 94105. Barclays Global Investors, N.A. reports sole voting power with respect to 528,824 shares and sole dispositive power with respect to 562,770 shares. Barclays Global Fund Advisors reports sole voting power and sole dispositive power with respect to 276,226 shares.

(16)	This disclosure is based on a Schedule 13G filed with the SEC by Bank of America Corp. on February 8, 2006. The address of this stockholder is 101 South Tryon Street, Charlotte, NC, 28255-0001. Each of the Bank of America Corporation and NB Holdings Corporation report shared voting power with respect to 683,597 shares and shared dispositive power with respect to 834,925 shares. Bank of America, NA reports sole voting power with respect to 113,522 shares, shared voting power with respect to 564,675 shares, sole dispositive power with respect to 145,550 shares, and shared dispositive power with respect to 683,975 shares. NationsBanc Montgomery Holdings Corporation reports shared voting power and shared dispositive power with respect to 5,400 shares. Banc of America Securities LLC reports sole voting power and sole dispositive power with respect to 5,400 shares. Columbia Management Group, LLC reports shared voting power with respect to 544,375 shares and shared dispositive power with respect to 683,975 shares; and Columbia Management Advisors, LLC reports sole voting power with respect to 544,375 shares and sole dispositive power with respect to 683,975 shares.
Except as set forth in the table above, we know of no other person that beneficially owns 5% or more of our outstanding common stock
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our outstanding common stock (collectively, “Insiders”) to file reports with the SEC disclosing direct and indirect ownership of our common stock and changes in such ownership. The rules of the SEC require Insiders to provide us with copies of all Section 16(a) reports filed with the SEC. Based solely upon a review of copies of Section 16(a) reports received by us, and written representations that no additional reports were required to be filed with the SEC, we believe Insiders have complied with all Section 16(a) filing requirements applicable since January 1, 2005, except that James Farnsworth filed one Form 4 late, reporting one transaction of a grant of 50,000 options to purchase shares of common stock, Shelby Test-Peralta filed one Form 4 late, reporting one transaction of a purchase of 760 shares on the open market, Steven D. Butler filed one Form 4 late, reporting one transaction of a grant of 225,000 options to purchase shares of common stock, Patrick Hayes filed one Form 4 late, reporting one transaction of a grant of 20,000 shares of common stock and a Form 3 filed by Steven Boyer on June 27, 2005, inadvertently omitted 2,000 shares Mr. Boyer beneficially owned as of June 14, 2005.
CODE OF ETHICS
We have adopted a Corporate Code of Ethics and Business Conduct that applies to all of our employees, including our principal executive officer, principal financial officer, and principal accounting officer. The Corporate Code of Ethics and Business Conduct is available on the investor relations page of our website at www.startek.com. We intend to disclose on our web site any amendments to or waivers of the code applicable to our principal executive officer, principal financial officer, chief accounting officer, controller, treasurer and other persons performing similar functions within five business days following the date of such amendment or waiver.
INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY
Ernst & Young LLP, independent registered public accounting firm, acted as our independent auditors for the year ended December 31, 2005, and has been our auditor since the fiscal year ended June 30, 1991. The Audit Committee of our Board of Directors has adopted a process of routinely reviewing our independent auditors which may or may not result in a change. Accordingly, the Audit Committee has determined that it is an appropriate time to review its selection of our independent auditors. Accordingly, we have submitted a request for proposal to several independent registered public accounting firms. The request for proposal requests that such firms submit proposals to serve as our independent registered public accountants for the year ending December 31, 2006. The proposals we have received are currently under review. The Audit Committee will select the independent registered public accounting firm for the year ending December 31, 2006, but the selection will not be submitted for stockholder ratification this year. Accordingly, no independent registered public accounting firm has yet been selected or recommended to our stockholders for ratification for the year ending December 31, 2006.
The aggregate fees for professional services rendered to us by Ernst & Young LLP for the years ended December 31, 2005 and 2004 were as follows:
Audit Fees. During the years ended December 31, 2005, and 2004, we paid $442,180 and $683,000, respectively, to Ernst & Young LLP for audit services. These amounts include fees associated with the annual audit of the consolidated financial statements of StarTek, Inc. and its internal control over financial reporting (which includes procedures related to the implementation of the internal control provisions set forth in Section 404 of the Sarbanes-Oxley Act of 2002). Fees for audit services also include fees for the reviews of StarTek’s Quarterly Reports on Form 10-Q, registration statements filed with the SEC, other SEC filings, equity offerings, comfort letters and consents.
Audit-Related Fees. During the years ended December 31, 2005, and 2004, we paid $10,000 and $13,500, respectively, for audit-related services. Audit-related services principally included attest services related to reports to regulatory agencies (for 2005) and compliance reports issued in connection with requirements of statutory governments (for 2004).
Tax Fees. During the years ended December 31, 2005, and 2004 we paid $20,556 and $60,800, respectively, to Ernst & Young LLP for tax services. Tax services included fees for tax compliance and consulting services related to our annual federal and state tax returns.
All Other Fees. During the years ended December 31, 2005 and 2004, there were no other fees billed or incurred.
We expect that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.
In accordance with our Audit Committee Charter, the Audit Committee approves in advance any and all audit services, including audit engagement fees and terms, and non-audit services provided to us by our independent auditors (subject to the de minimis exception for non-audit services contained in Section 10A(i)(1)(B) of the Exchange Act, as amended), all as required by applicable law or listing standards. The independent auditors and our management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.
AUDITOR INDEPENDENCE
The Audit Committee has determined that the non-audit services provided by Ernst & Young LLP were compatible with maintaining the firm’s independence.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005, with management including a discussion of the application of generally accepted accounting principles, the reasonableness of significant estimates and judgments, and the clarity and completeness of disclosures in the financial statements.
The Audit Committee reviewed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the application of generally accepted accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, SEC rules, and other professional standards. The Audit Committee has received from the independent registered public accounting firm written disclosures required by Independence Standards Board Standard No. 1, and has discussed with our independent registered public accounting firm their independence. In addition, the Audit Committee has considered the effect all other fees paid the independent registered public accounting firm may have on their independence.
The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held 13 meetings during 2005.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Form 10-K for the year ended December 31, 2005, for filing with the SEC.

By the Audit Committee:
Ed Zschau, Chairman
Albert C. Yates
Kay Norton

PROPOSAL 1.
ELECTION OF DIRECTORS
Our By-laws provide that our Board of Directors will consist of at least one director and no more than nine. Each director serves an annual term. On March 3, 2006, Mr. A. Emmet Stephenson Jr., Chairman of the Board of Directors for StarTek, Inc., notified us of his decision to retire as Chairman of the Board and as a Director effective as of our annual meeting of stockholders. As such, Mr. Stephenson will not stand for re-election. While we are conducting a search to identify a replacement for Mr. Stephenson’s position, no replacement has been yet identified. As such, at the Annual Meeting our stockholders will elect four directors to serve until the 2007 Annual Meeting of Stockholders and until successors are duly elected and qualified.
The Board of Directors, upon recommendation of the Governance and Nominating Committee, has nominated Messrs. Ed Zschau, Albert C. Yates and Steven D. Butler and Ms. Kay Norton to serve as directors until their terms expire in 2007. The names of the nominees, their principal occupations, and years in which they became directors are set forth below. In the event any nominee declines or is unable to serve, proxies will be voted in the discretion of the proxy holders. We have no reason to anticipate that this will occur.
Biographical information regarding the Board of Director candidates seeking reelection is as follows:
Ed Zschau; age 66; Visiting Lecturer at Princeton University (a), (b), (c)
Dr. Zschau has served as one of our directors since January 1997 and was appointed Vice Chairman in December 2004. He is Visiting Lecturer at Princeton University in the Department of Electrical Engineering and was a Professor of Management at Harvard Business School from September 1996 to August 2000. From April 1993 to July 1995, Dr. Zschau was General Manager, IBM Corporation Storage Systems Division. Dr. Zschau is a director of the Reader’s Digest Association, Inc.
Kay Norton; age 54; President of the University of Northern Colorado (a), (b), (c)
Ms. Norton was appointed as a director in September 2004. She has served as the President of the University of Northern Colorado since July 2002, after a term as Vice President for University Affairs and General Counsel. Ms. Norton was a trustee of the University from 1995 to 1998. Previously, she was Vice President of Legal and Government Affairs and General Counsel at ConAgra Red Meats Company in Greeley, Colorado.
Albert C. Yates; age 64; Business Consultant to Centennial Bank Holdings, Inc. (a), (b), (c)
Dr. Yates was appointed as a director in September 2004. He is currently a business consultant and serves as a member of the Board of Directors of Centennial Bank Holdings, Inc., based in Denver, Colorado, and Level 3 Communications. Dr. Yates was President of Colorado State University for 13 years. He served on the Board of First Interstate Bank of Denver from 1990 to 1997 and was a Director of the Federal Reserve Bank of Kansas City-Denver branch for six years. Dr. Yates was also a Trustee of the Berger Funds and formerly served in the Navy for two years.
Steven D. Butler; age 46; President and Chief Executive Officer, StarTek, Inc.
Mr. Butler has served as our President and Chief Executive Officer since May 13, 2005. From January 3, 2005, through May 13, 2005, he served as our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. From February 18, 2005, through May 13, 2005, he also served as our Interim Chief Executive Officer. Prior to joining us, Mr. Butler was a financial consultant engaged in private practice. From December 2000 to June 2002 Mr. Butler served as Chief Financial Officer of Verado, Inc. From 1995 to December 2000 he served as Managing Director of Finance and Treasurer of United Pan-Europe Communications N.V.

(a)	Member of the Compensation Committee of the Board of Directors

(b)	Member of the Audit Committee of the Board of Directors

(c)	Member of the Governance and Nominating Committee of the Board of Directors

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
The Board of Directors held 18 meetings and took action by unanimous written consents in lieu of meetings twice during 2005. All directors attended all meetings of the Board of Directors and of the Committees on which they served during 2005 that occurred while they were a director, except for a special Board of Director’s meeting held on March 14, 2005, which Dr. Yates was unable to attend. We do not require that our directors attend our annual meetings of stockholders. All directors attended the 2005 Annual Meeting.
Our Board of Directors has determined that each of Ms. Norton, Dr. Yates and Dr. Zschau are independent directors under the regulations of the New York Stock Exchange. None of these directors has any relationship or has been party to any transactions that the Board believes could impair the independent judgment of these directors in considering matters relating to us. The independent directors meet regularly without management present, and Dr. Zschau, our Vice Chairman, presides as “lead director” at these meetings.
Our Board of Directors has an Audit Committee, which assists the Board of Directors in fulfilling its oversight responsibility relating to our financial statements and financial reporting process and our systems of internal accounting and financial controls. The charter for the Audit Committee is available on our website at www.startek.com. The Audit Committee is also responsible for the selection and retention of our independent auditors, reviewing the scope of the audit function of the independent auditors and approving non-audit services provided to us by our auditors, and reviewing audit reports rendered by our independent auditors. The members of the Audit Committee are all “independent directors” as defined in Section 303A.02 of the NYSE’s listing standards. Our Board of Directors has determined that Ed Zschau, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” under SEC rules. The Audit Committee met 13 times during 2005 and took action by unanimous written consent in lieu of a meeting once in 2005.
Our Board of Directors also has a Compensation Committee, for which the Board has adopted a written Compensation Committee Charter, which was updated on June 14, 2005. This charter is also available on our website, www.startek.com. The Compensation Committee reviews our compensation programs and exercises authority with respect to payment of direct salaries and incentive compensation to our officers. In addition, the Committee is responsible for oversight of the StarTek, Inc. Stock Option Plan. Each member of the Compensation Committee is an “independent director” as defined in Section 303A.02 of the NYSE’s listing standards. The Compensation Committee met 7 times in 2005 and took action by unanimous written consent in lieu of a meeting once in 2005. Albert C. Yates is the Chairman of the Compensation Committee.
The Committee of our Board of Directors is responsible for the nomination of candidates for election to our Board, including identification of suitable candidates, and also oversees our corporate governance principles. The Board adopted an amended charter for the Governance and Nominating Committee on June 14, 2005. This charter is available on our website, www.startek.com. Each member of the Governance and Nominating Committee is an “independent director” as defined in Section 303A.02 of the NYSE’s listing standards. Kay Norton is the Chairman of the Governance and Nominating Committee. Notwithstanding the Governance and Nominating Committee, certain of our nominees to our Board of Directors may be named in the future by certain of our stockholders pursuant to the terms of an Investor Rights Agreement described on page 13 under “Investor Rights Agreement.”
The Governance and Nominating Committee does not have an express policy with regard to the consideration of any director candidates recommended by our stockholders because our By-laws permit any stockholder to nominate director candidates, and the committee believes it can adequately evaluate any such nominees on a case by case basis. The committee will consider director candidates proposed in accordance with the procedures set forth on page 18 under “Stockholders Proposals,” and will evaluate stockholder-recommended candidates under the same criteria as internally generated candidates. Although the committee does not currently have formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria, as would the ability to attend and prepare for Board and committee meetings. Any candidate must state in advance his or her willingness and interest in serving on our Board. The Governance and Nominating Committee held one meeting in 2005.
Copies of our key corporate governance documents, including those committee charters described above, are available on the investor relations page of our website at www.startek.com. Any stockholder that wishes to obtain a hard copy of any of these corporate governance documents may do so without charge by writing to: Director of SEC Reporting and Compliance, 44 Cook St. Suite 400, Denver, Colorado, 80206.

EXECUTIVE OFFICERS

			Officer
Name	Age	Position	Since
Steven D. Butler	46	President and Chief Executive Officer	2005
Rodd E. Granger	41	Executive Vice President and Chief Financial Officer	2005
Steven Boyer	59	Senior Vice President and Chief Information Officer	2004
Michael Griffith	50	Senior Vice President of Sales and Marketing	2004
Patrick M. Hayes	43	Senior Vice President of Corporate Development and Strategic Planning	2004
Shelby Test-Peralta	39	Vice President of Human Resources	2003
Mr. Butler’s biography appears under the heading “Election of Directors.”
Rodd E. Granger; age 41; Executive Vice President and Chief Financial Officer, StarTek, Inc.
Mr. Granger has served as Executive Vice President and Chief Financial Officer since August 2005. He has been a Vice President of StarTek since July 2004, and previously served as Interim Chief Financial Officer from October 1, 2004, to January 3, 2005, and from May 13, 2005, to August 1, 2005. From 1997 to July 2003, he held several officer-level positions at TeleTech Holdings, Inc., most recently as Vice President — Global Pricing Strategies. He also served for two years as Chief Financial Officer of Teletech, Europe, which was based in London, England. Prior to joining TeleTech, Mr. Granger worked in finance at US West Communications and was an audit manager with KPMG Peat Marwick.
Steven Boyer; age 59; Senior Vice President and Chief Information Officer, StarTek, Inc.
Mr. Boyer has served as Senior Vice President and Chief Information Officers since November 2004. From October 2002 to November 2004, Mr. Boyer was the founder, President and Chief Executive Officer of Boyer Executive Technology Consulting, Inc., a customer information management consulting firm. From January 1997 to September 2002 he served as Senior Vice President of the Stored Value Group of American Express.
Michael Griffith; age 50; Senior Vice President of Sales and Marketing, StarTek, Inc.
Mr. Griffith has served as Senior Vice President of Sales and Marketing since October 2005 and has been a Vice President of StarTek since October 2004. From 2001 to 2004 he served as Senior Vice President of Sales for CEON Corporation. He also held Vice President of Sales positions at Teletech (1999-2001) and Oracle (1995-1999).
Patrick M. Hayes; age 43; Senior Vice President of Corporate Development and Strategic Planning, StarTek, Inc.
Mr. Hayes has served as Senior Vice President of Corporate Development and Strategic Planning since September 2005 and has been a Vice President of StarTek since September 2004. From April 2003 to September 2004 he served as Chief Operating Officer, Interim Chief Financial Officer and General Manager of Colorado Catastrophe, Inc., a disaster restoration company. From September 1999 to January 2003, he served as Vice President of Business Operations at Messagemedia, Inc., which was purchased by Doubleclick, Inc.
Shelby Test-Peralta; age 39; Vice President of Human Resources, StarTek, Inc.
Ms. Test-Peralta has served as Vice President of Human Resources since May 2005 and on an interim basis since February 2005. From March 2003 to February 2005, Ms. Test-Peralta served as Director of Compensation and Benefits. From 2002 to 2003 she served as Human Resources Director within the HealthOne network of hospitals in Colorado and from 1993-2002, she served in the human resources department at Geneva Pharmaceuticals.

EMPLOYMENT AGREEMENTS
On May 13, 2005, StarTek, Inc. and Steven D. Butler entered into an Employment Agreement in connection with the appointment of Mr. Butler as President and Chief Executive Officer of StarTek. The agreement is effective for an initial five-year term, which will be automatically extended for successive one-year periods thereafter unless a party gives written notice to the other party, at least 90 days prior to the expiration of any such term, that the notifying party elects not to extend the term of the agreement.
The agreement provided for an annual salary of $450,000, subject to review at least once per year by the compensation committee of StarTek’s Board of Directors based on performance and a comparison to market conditions. Mr. Butler will be eligible for an annual incentive bonus for each fiscal year of up to 50% of his annual base salary, subject to achievement of performance criteria established by the Compensation Committee.
The agreement also provided for a grant of 225,000 options (“New Options”) to purchase shares of StarTek common stock, and amended the terms of 75,000 options (“Existing Options”) previously granted to Mr. Butler. A total of 20% of the options are subject to monthly vesting in equal amounts on the 16th day of each month from and after February 16, 2005, (the “Vesting Commencement Date”), until the first anniversary of the Vesting Commencement Date. As a result, 15,000 options were vested and exercisable immediately upon execution of the option agreement for the New Options and the amended and restated option agreement for the Existing Options. The remaining options vest, in equal amounts of 20% of the total options, on each of the second, third, fourth and fifth anniversary dates of the Vesting Commencement Date, subject to accelerated vesting of up to 40% of the options upon termination of employment in certain circumstances as discussed below, and accelerated vesting of all options upon certain change of control transactions as provided in the plan. The exercise price of the New Options is $11.97 per share, the fair market value of StarTek’s common stock on the date of Mr. Butler’s appointment as President and Chief Executive Officer. The exercise price of the Existing Options remains $27.80 per share. In December 2005, we accelerated the vesting of all options having an exercise price of $21.80 or above such that they immediately vested as of December 30, 2005. As a result, all of the Existing Options in Mr. Butler’s employment agreement are 100% vested, while all of the New Options will vest per the schedule provided in his employment agreement. All vested options will expire on the earliest of 10 years from the option date (January 3, 2015, for the Existing Options and February 16, 2015, for the New Options), or 180 days after termination of Mr. Butler’s employment.
The Employment Agreement provides that Mr. Butler will be entitled to receive 12 months salary, plus a pro-rated bonus and continuation of his health care coverage for 12 months if he so elects, in the event his employment is terminated by StarTek for reasons other than for cause, or if Mr. Butler resigns with good reason, in each case as defined in the agreement. Notwithstanding the foregoing, if Mr. Butler’s employment is terminated in connection with a change in control of StarTek, or if his employment is terminated other than for cause or if he resigns for good reason, in either case within 12 months following a change in control, Mr. Butler will be entitled to 24 months salary, a pro-rated bonus for the year of his termination or resignation, and continuation of his health care coverage for 24 months if he so elects. In the event Mr. Butler resigns without good reason, or his employment is terminated for cause or by reason of his death or disability, or in connection with the expiration of the agreement, Mr. Butler will be paid only through the date of termination of his employment. If Mr. Butler’s employment is terminated without cause, or if Mr. Butler resigns with good reason, in any such case prior to February 16, 2007, any unvested options that were to have vested prior to that date in accordance with the vesting provisions described above (or a total of 40% of the options granted) shall immediately vest upon the date of such termination. In addition, as provided in the plan, all options vest in the event of a liquidation, dissolution, or certain types of change of control transactions as defined in the plan.
The agreement also provides for non-disclosure by Mr. Butler of our confidential or proprietary information, and includes covenants by Mr. Butler not to compete with StarTek or hire or solicit its employees, suppliers and customers, in each case for a restricted period equal to the period for which Mr. Butler is entitled to severance payments. Mr. Butler also assigned to us any rights he may have to intellectual property conceived in the scope of his employment.
On August 1, 2005, we entered into an offer letter with Rodd E. Granger in connection with the appointment of Mr. Granger as our Executive Vice President and Chief Financial Officer. The letter provides for an annual salary of $220,000 per year, subject to future increases based upon performance and goal achievements. Mr. Granger is eligible to receive a bonus of up to 50% of his actual base earnings. The portion of the aforementioned 50% bonus that Mr. Granger receives is dependent on the level of achievement toward corporate-wide financial targets. Mr. Granger was also awarded 65,000 shares of our common stock at a strike price of $16.52, the price of our common stock as of the close of the stock market on Friday July 29, 2005. These options will vest ratably over a 5 year period. If Mr. Granger’s employment terminates for any reason other than “cause,” he will receive twelve months of severance. For the purposes of this agreement, “cause” shall require a reasonable good faith determination by us and is defined as (1) an act or acts constituting a felony; (2) an act or acts constituting dishonesty or disloyalty with respect to us; (3) an act or acts constituting fraud; and/or (4) an act or acts that materially adversely affect our business or reputation.

In 1997, we entered into a verbal agreement with Mr. Stephenson under which Mr. Stephenson provides us with advisory services and his services as our Chairman. Mr. Stephenson is entitled to an advisory fee under this agreement of $245,000 per year.
In February 2005, we entered into a resignation agreement with William E. Meade, Jr. in connection with his resignation as our President and Chief Executive Officer. The agreement provides that Mr. Meade’s employment would continue through May 16, 2005, and that he would be entitled to his regular compensation and benefits through that date, but that he was excused from any further duties following February 16, 2005. The agreement also entitles Mr. Meade to be paid his annual base salary through May 16, 2006, or a total of $434,491, accelerated the vesting on 40,000 stock options previously granted to Mr. Meade, and provides that vested stock options held by Mr. Meade will terminate on August 15, 2006. Pursuant to Mr. Meade’s severance agreement, 40,000 of these options originally scheduled to vest on May 16, 2006, were cancelled on May 16, 2005. Under the terms of the resignation agreement, certain confidentiality and non-competition agreements contained in Mr. Meade’s employment agreement remain in effect in accordance with their terms. Those agreements provide for non-disclosure of our confidential or proprietary information and non-competition by Mr. Meade for a one-year period after his employment terminates, and for non-solicitation by him of our employees, suppliers and customers for a three-year period after his employment terminates.

COMPENSATION OF EXECUTIVE OFFICERS
The following table sets forth certain information concerning the compensation of the two individuals who served as Chief Executive Officer in 2005 and executive officers who, in addition to the Chief Executive Officers, received the highest compensation among all executive officers in 2005, and one additional person who was among the most highly compensated executive officers not withstanding his resignation in 2005:
SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation
				Awards	Payouts
				Securities
				Underlying
	Annual Compensation (a)			Options/	LTIP	All other
Name and Principal Position	Year	Salary	Bonus	SARs	payouts	compensation

A. Emmet Stephenson, Jr.	2005	$—	$—	—	—	$245,000	(e)
Director and Chairman of the Board	2004	$—	$—	—	—	$245,000	(e)
	2003	$—	$—	—	—	$245,000	(e)

Steven D. Butler	2005	$394,583	$—	300,000	—	$42,910	(d)
President, CEO and Director	2004	$—	$—	—	—	$—
	2003	$—	$—	—	—	$—

William E. Meade, Jr. (h)	2005	$221,638	$—	—	—	$266,709	(b)
Former President, CEO and Director	2004	$431,704	$60,000	—	—	$13,166	(b)
	2003	$411,539	$—	—	—	$2,396	(b)

Rodd E. Granger	2005	$193,745	$16,820	65,000	—	$—
Executive VP and CFO	2004	$64,385	$—	10,000	—	$—
	2003	$—	$—	—	—	$—

Lawrence Zingale (i)	2005	$286,263	$45,458	—	—	$104,098	(f)
Former Executive VP and COO	2004	$333,077	$60,000	10,000	—	$16,450	(f)
	2003	$317,500	$—	—	—	$21,710	(f)

Steven Boyer	2005	$253,018	$—	10,000	—	$80,657	(g)
SVP and CIO	2004	$14,423	$—	25,000	—	$—
	2003	$—	$—	—	—	$—

Michael Griffith	2005	$167,721	$—	24,000	—	$33,832	(c)
SVP Sales and Marketing	2004	$34,904	$—	—	—	$10,000	(c)
	2003	$—	$—	—	—	$—

(a)	We did not provide perquisites or other personal benefits, securities, or property to the named executive officers which exceeded $50,000 or 10% of such officers’ total salary, bonus, or other compensation for 2005, 2004, or 2003.

(b)	In 2005, we paid severance to Mr. Meade of $253,543. In both 2004 and 2005, we reimbursed Mr. Meade for insurance premiums of $7,636 and tax paid on insurance premiums of $5,530. In 2003, we reimbursed Mr. Meade for $2,396 of insurance premiums.

(c)	Represents commissions.

(d)	Represents payment of insurance premiums of $22,910 and tax paid on insurance premiums of $20,000.

(e)	We have paid an annual advisory fee of $245,000 to A. Emmet Stephenson, Jr., Inc. since January 1, 1997. Mr. Stephenson was not paid any additional compensation for his services as a Director or Chairman of the Board for StarTek, Inc.

(f)	Mr. Zingale resigned effective September 30, 2005. In 2005, he received $87,648 in severance payments. In each of 2005, 2004 and 2003, we reimbursed Mr. Zingale for insurance premiums totaling $9,541 and tax paid on insurance premiums totaling $6,909. In 2003, we also reimbursed Mr. Zingale for relocation expenses of $5,260.

(g)	We reimbursed Mr. Boyer $80,657 for relocation expenses in 2005.

(h)	Mr. Meade resigned on February 18, 2005.

(i)	Mr. Zingale resigned on August 31, 2005.

OPTION GRANTS IN LAST FISCAL YEAR
The following table sets forth certain information relating to options granted in 2005 to named executive officers to purchase shares of our common stock under the StarTek Inc. Stock Option Plan.

	Individual Grants
			% of Total			Potential Realizable
	No. of		Options			Value at Assumed
	Securities		Granted to	Exercise		Annual Rates of Stock
	Underlying		Employees	or Base		Price Appreciation
	Options/SARs		In Fiscal	Price	Expiration	for Option Term
Name	Granted(#)		Year	($/Sh)	Date	5%($)	10%($)
Steven D. Butler	75,000	(b)	13.0%	$27.80	1/3/15	$2,189,250	$2,293,500
Steven D. Butler	225,000	(b)	38.9%	$11.97	5/13/15	$2,827,913	$2,962,575
Rodd E. Granger	65,000	(a)	11.2%	$16.52	7/29/15	$1,127,490	$1,181,180
Michael Griffith	10,000	(a)	1.7%	$26.50	2/16/15	$278,250	$291,500
Michael Griffith	14,000	(a)	2.4%	$16.52	7/29/05	$242,844	$254,408
Steven Boyer	10,000	(a)	1.7%	$16.52	7/29/15	$173,460	$181,720

(a)	These options will vest 20% per year for a five year period commencing on the date of grant.

(b)	Options granted to Mr. Butler vest according to the schedule put forth in his Employment Agreement dated May 13, 2005. For further description of this agreement, please see “Employment Agreements” immediately preceeding the Executive Compensation Section of this document.

(c)	Notwithstanding the original vesting schedule, these vesting of these stock options was accelerated as of December 30, 2005, when we accelerated the vesting of all employee stock options with exercise prices of $21.80 or above.
The dollar amounts set forth under “Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term” are the result of calculations of assumed annual rates of stock price appreciation from the date of grant to the date of expiration of such options of 5% and 10%. These assumptions are not intended to forecast future price appreciation of our stock price. Our stock price may increase or decrease in value over the time period set forth above.
OPTION EXERCISES IN LAST FISCAL YEAR
The following table provides information related to options exercised by our named executive officers during 2005 and unexercised options held by them at December 31, 2005.

			Number of Securities Underlying		Value of Unexercised In-the-
			Unexercised Options/SARs at		Money Options/SARs at Fiscal
	Shares Acquired		Fiscal Year End (#)		Year End ($)
Name	on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
A. Emmet Stephenson, Jr.	—	—	—	—	$—	$—
Steven D. Butler	—	—	108,750	191,250	$203,513	$1,153,238
William E. Meade, Jr.	—	—	165,000	—	$132,000	$—
Rodd E. Granger	—	—	10,000	65,000	$—	$96,200
Lawrence Zingale	—	—	—	—	$—	$—
Steven Boyer	—	—	25,000	10,000	$—	$14,800
Michael Griffith	—	—	10,000	14,000	$—	$20,720
COMPENSATION OF DIRECTORS
Our non-employee directors receive a quarterly cash retainer of $7,500, plus $1,000 for each regularly scheduled Board meeting attended and $750 for each special Board meeting attended. Members of the committees of our Board of Directors also receive an additional $750 for each committee meeting attended, unless such meetings occur on the same day as regularly scheduled Board meetings.

Pursuant to our Director Option Plan, each non-employee director is also automatically granted options to acquire 3,000 shares of our common stock at an exercise price equal to market value of the common stock on the date of initial election to the Board of Directors and at each annual meeting at which such director is re-elected. Such options are immediately vested and exercisable. The Directors’ Option Plan is administered by our Board of Directors.
CERTAIN TRANSACTIONS
We have entered into a registration rights agreement with Mr. Stephenson, Toni E. Stephenson, Mr. Stephenson’s wife, and certain other members of Mr. Stephenson’s family. The agreement took effect on June 9, 2004, and terminates on the earlier of (i) June 9, 2009, and (ii) when the number of shares registrable for resale under the agreement constitutes less than 10% of our common stock outstanding. Mr. Stephenson owned 3,350,882 shares, or 22.8%, of our common stock outstanding as of the record date, April 7, 2006. Under the registration rights agreement, the holders of one-third or more of the registrable shares as defined in the registration rights agreement may demand that we file a registration statement under the Securities Act covering some or all of their registrable shares. We are obligated to file no more than two such demand registration statements (unless the number of shares requested to be included in a demand registration has been reduced by more than 15% by an underwriter). The filing of a demand registration statement may be subject to further delay upon the occurrence of other specified events. In addition to these demand registration rights, if we propose to register any of our equity securities under the Securities Act, other than pursuant to registration statements on Forms S-4 or S-8, the holders of registrable securities may require that we include all or a portion of their registrable securities in the registration statement and in any related underwriting. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of registrable securities included in the offering. Registration of shares of our common stock pursuant to the rights granted to the holders of registrable securities pursuant to the registration rights agreement, and subsequent sale of such shares under the registration statement, will result in such shares becoming freely tradable without restriction under the Securities Act. In connection with demand registrations, we will bear the expenses related to such registrations to the extent we would be required to incur such expenses within 12 months or obtain substantial benefit from complying with the demand. We will bear the expenses related to registrations we file in which the selling stockholders include registrable securities, except that the selling stockholders will bear their pro-rata portion of the underwriting discounts and commissions applicable to any such registration. The selling stockholders will bear all other fees, costs and expenses of registrations under the registration rights agreement, including underwriting discounts and commissions.
The agreement also provides that, upon the occurrence of a change of control of us by merger, share exchange, stock sale or tender offer, or in the event members of the Stephenson family sell in the aggregate 15% or more of our outstanding common stock in any two year period (subject to certain conditions) no member of the Stephenson family will accept a premium for their shares in such transactions without providing an opportunity to all our other stockholders to sell their shares (or at least the same proportionate interest as the Stephenson family proposes to sell) at the same price; provided that the Stephenson family will be free to sell shares at any time in sales registered under the Securities Act, so long as the applicable members of the Stephenson family are named as selling stockholders in the related prospectus, or in Rule 144 transactions, without restriction under this provision.
INVESTOR RIGHTS AGREEMENT
We have entered into an investor rights agreement with Mr. Stephenson that took effect upon June 9, 2004, and terminates if Mr. Stephenson ceases to beneficially own at least 10% of our common stock. The agreement provides that subject to the Board of Director’s fiduciary duties under applicable law, we will nominate for election to our Board of Directors designees named by Mr. Stephenson representing (i) a number of directors equal to one less than a majority of the Board if there are an odd number of directors, or two less than a majority if there are an even number of directors, so long as Mr. Stephenson, together with members of his family, beneficially owns 30% or more of our outstanding common stock, or (ii) one director, so long as Mr. Stephenson, together with members of his family, beneficially owns between 10% and 30% of our outstanding common stock. Accordingly, Mr. Stephenson currently has the right to elect one director; however none of the nominees named in Proposal 1 were elected by Mr. Stephenson. Mr. Stephenson’s nominees under these provisions need not be independent or meet other specific criteria, so long as a majority of the members of our board are independent under the rules of the SEC and the New York Stock Exchange. The agreement also required that we amend Article II, Section 6 of our Bylaws to provide that a holder of 10% or more of our outstanding common stock is entitled to call a special stockholders meeting. The investor rights agreement provides that so long as Mr. Stephenson, together with members of his family, beneficially owns 10% or more of our outstanding common stock, Article II, Section 6 of the Bylaws, as amended, may not be further amended by our Board of Directors without Mr. Stephenson’s consent.
The rights provided to Mr. Stephenson in the investor rights agreement may not be transferred to any third party other than to Mrs. Stephenson, upon the death or incompetence of Mr. Stephenson and to her estate, upon the subsequent death or incompetence of Mrs. Stephenson. Mr. Stephenson does not have the right to vote shares of stock held by other members of the Stephenson family.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
OF DIRECTORS ON EXECUTIVE COMPENSATION
This Committee report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, nor shall this report be deemed to be incorporated by reference into any of our prior or subsequent filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
The Compensation Committee has responsibility to: (i) develop and establish corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer in light of these goals and objectives and set the Chief Executive Officer’s compensation based on this evaluation, (ii) development guidelines, review the performance of and set the compensation of other executive officers, (iii) develop and recommend to the Board for approval the terms of any bonus or short-term cash compensation plan for officers or employees, (iv) develop and recommend to the Board for approval the terms of any long-term incentive compensation or employee benefit plans for officers or employees, (v) review and monitor compensation policies and practices, perquisites and other fringe benefits and (vi) develop and recommend to the Board for approval of a succession plan for executive officer positions.
Compensation Program Components
Total executive officer compensation is comprised of salary, bonus, and grants of options to purchase common stock of StarTek, Inc. Executives and other key employees who, in the opinion of the Committee, contribute to our growth, development and financial success are eligible to be awarded options to purchase common stock. These grants are normally made at the fair market value on the date of grant and vest over a five-year period. The number of options granted is impacted both by the level of the employee and the amount of options previously granted to the employee. The Committee considers the value of each executive officer’s contribution to our performance (including the Chief Executive Officer) in determining salary levels, bonuses, and grants of options.
Base Salary and Perquisites. The Compensation Committee considers the following when reviewing and approving the base salaries and perquisites of executive officers:
•	terms of any employment contract that may exist with the executive;

•	recommendations by the President and Chief Executive Officer and Chairman of the Board;

•	an evaluation of what other analogous companies pay the executive for his or her services;

•	the executive’s experience; and

•	an individual assessment of the executive’s performance and overall contribution to our performance.
The 2005 salaries and other compensation of those individuals serving as our Chief Executive Officer during 2005, our three highest paid executive officers as well as two former executive officers and our Chairman of the Board appear in the Summary Compensation Table. Effective January 1, 1997, we began paying an annual advisory fee of $245,000 to A. Emmet Stephenson, Jr., Inc. (wholly owned by A. Emmet Stephenson, Jr., Chairman of the Board).
Equity Awards. We use stock options as our primary form of equity compensation to reward and retain employees in a manner which aligns best with employee and stockholder interests. Executives and other key employees who contribute directly to our growth and financial success are eligible to be awarded option grants, as determined based on the opinions of Committee members. Stock options require appreciation of our common stock for employees to earn any benefit, therefore aligning directly with employee and stockholder interests. Stock option grants are made at the fair market value of the stock on the date of grant. Annual option grants typically vest at 20% per year over the course of a five-year period. Special grants may be authorized outside of the annual grant framework. Granting of stock options to existing and new employees upon hire is done in amounts that take into consideration the following factors:
•	level of the employee within our management structure;

•	employee’s individual performance;

•	previous grant amounts received by the employee, and

•	relative data of equity awards and compensation packages offered by similar companies.
CEO Compensation and Evaluation
The Compensation Committee has structured the compensation of the Chief Executive Officer in order to link it to individual and Company performance. The Committee will grant incentives tied to our performance measured with respect to sales, profitability, and cash flow and to our long-term growth as measured by increases in the value of our common stock. The Committee also considered the compensation packages available to chief executives of comparable companies and the need to attract and retain a chief executive of the required caliber. The Chief Executive Officer’s compensation is reviewed annually. We entered into an employment agreement with Steven D. Butler, our Chief Executive Officer, which provides for his annual salary and annual incentive bonus target. In 2005, the bonus targets were not achieved, and Mr. Butler did not earn an annual incentive bonus.

By the Compensation Committee:
Albert C. Yates, Chairman
Ed Zschau
Kay Norton
STOCK PERFORMANCE GRAPH
The graph below compares the cumulative total stockholder return on our common stock over the past five years with the cumulative total return of the New York Stock Exchange Composite Index (“NYSE”) and of the Russell 2000 Index (“Russell”) over the same period. We do not believe stock price performance shown on the graph is necessarily indicative of future price performance.
The information set forth under the heading “Stock Performance Graph” is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the graph shall not be deemed to be incorporated by reference into any of our prior or subsequent filings under the Securities Act or the Exchange Act.

PROPOSAL 2.
APPROVAL OF AMENDMENT TO STOCK OPTION PLAN
Our Stock Option Plan, as amended, currently provides that 1,985,000 shares of authorized, but unissued shares of common stock may be issued pursuant to stock options granted thereunder. The plan provides that, in the event of stock splits, stock dividends, or certain other capital changes, there will be an appropriate adjustment in the price of the shares subject to outstanding options and in the number of shares previously covered by options or subject to allotment in the future. As of December 31, 2005, options to purchase 1,784,010 (net of 1,077,940 forfeited) shares of common stock at an average price of $18.26 per share had been granted, options to purchase 802,520 shares of common stock at an average price of $16.17 had been exercised, options to purchase 981,490 shares of common stock at an average exercise price of $19.68 per share remained outstanding, and options to purchase 340,990 shares remained available to be granted. On that date, the outstanding options were held by 251 persons. On April 7, 2006, the market value per share of common stock was $23.89 per share based on the closing price on the New York Stock Exchange.
The Compensation Committee determines those consultants, independent contractors, key employees, officers, or employee directors to be designated as participants to receive stock options under the plan. The plan provides for grants of Incentive Stock Options (defined in Section 422 of the Internal Revenue Code and referred to as “ISOs”), non-qualified options (“NSOs”), and Stock Appreciation Rights (“SARs”) to eligible participants from time to time. SARs may only be granted in conjunction with NQOs. Options granted may be exercised for cash, or via “cashless exercise,” in which the grantee surrenders options or SARs covering a sufficient number of shares to pay the exercise price for options being exercised by the grantee. Options may also be exercised by the grantee’s delivery of instructions to a broker to pay us the exercise price of the options being exercised. Options and SARs vest equally over a period of five years, unless otherwise provided by the Compensation Committee.
ISOs, which can be granted only to employees, are tax-advantaged to the grantee in that no income is recognized by the grantee at the time of grant or exercise of an ISO. Moreover, any ISO gain, represented by the difference between the fair market value of the common stock at the time the stock is sold and the exercise price paid by the grantee, will be taxed as long-term capital gain. The amount by which the fair market value of the common stock is issued upon exercise of an ISO exceeds the exercise price paid by the grantee will constitute an item of adjustment that must be taken into account in determining the grantee’s alternative minimum tax. In addition, the grantee must hold the shares acquired upon exercise of an ISO until the later of two years from the grant of the option and one year from the date of exercise in order to take advantage of ISO treatment. In the event the grantee of ISOs terminates his or her employment with us, the ISOs expire three months after such termination. If the grantee disposes of the common stock acquired upon exercise of an ISO prior to the expiration of the two-year or one-year periods described above, the grantee will generally be obligated to recognize ordinary income in an amount equal to the excess of the fair market value on the date of exercise over the exercise price of the option. The exercise price of ISOs must be greater than or equal to the market price of our common stock on the date of grant (or 110% of the market price in the case of grantees holding 10% or more of our common stock), and can have an expiration date no later than 10 years following the date of grant (five years in the case of grantees holding 10% or more of our common stock).
NQOs may be granted to any eligible participants in the plan. With an NQO, the grantee recognized ordinary income when the option is exercised in an amount equal to the excess of the fair market value of the underlying common stock at the time of exercise over the exercise price of the option. Although the holding periods, exercise price requirements and termination provisions described above relating to ISO’s do not apply to NQOs, the Compensation Committee may impose terms or conditions (including pricing, vesting, and termination provisions) on NQOs as it determines in its sole discretion.
We recognize a deduction in the tax year in which the grantee of an ISO or NQO recognizes income, equal to the amount of capital gains or ordinary income so recognized by the grantee. A grant of an SAR does not produce taxable income to the grantee or a tax deduction for us. The exercise of an SAR for cash is taxable as ordinary income to the grantee and deductible from taxable income by us.
The Board of Directors and the Compensation Committee have approved an amendment to the plan, and this amendment is subject to shareholder approval. A copy of the plan as proposed to be amended is attached hereto as Exhibit A. The amendment will provide for an increase in the number of shares of common stock available for issuance pursuant to the plan by 115,000 shares, subject to future adjustment as provided in the plan, resulting in maximum shares issuable under the plan of 2,100,000. We believe this increase to be advisable so we can continue to reward our officers and directors, or employees and consultants having substantial responsibilities, with the opportunity to acquire a proprietary interest in us as an additional incentive to promote our success. We also believe options grants may be necessary to recruit qualified management personnel as we continue to grow. In order to achieve these objectives, our Board of Directors has approved the amendment and recommends that it be submitted to our stockholders for approval.

As of April 7, 2006, approximately 8,050 employees were eligible for awards under the plan, plus three non-employee directors. The Compensation Committee determines from time to time the type and level of employees to whom options will be granted. We have not historically granted options to consultants.
Under paragraph 15 of the plan, adoption of the amendment requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented in person or by proxy at the Annual Meeting of Stockholders.
The Board recommends that the stockholders vote “FOR” the adoption of the proposed amendment to the Stock Option Plan.
EQUITY COMPENSATION PLANS
The following table summarizes information as of December 31, 2005, about our stock option plans for employees and non-employee directors. We do not offer any other equity compensation plans. The information presented in this table does not give effect to the proposed increase in shares available under the stock option plan.

(c)
	(a)	(b)	Number of Securities
	Number of	Weighted-Average	Available for Future
	Securities to be	Exercise Price of	Issuance Under Equity
	Issued Upon	Outstanding	Compensation Plans
	Exercise of	Options, Warrants,	(Excluding Securities
Plan Category	Outstanding Options	and Rights	Reflected in Column (a))
Equity compensation plans approved by stockholders	981,490	$19.68	340,990
Equity compensation plans not approved by stockholders	—	—	—

Total	981,490	$19.68	340,990

STOCKHOLDERS PROPOSALS
Stockholder proposals intended to be presented at our 2007 Annual Meeting of Stockholders must be received at our executive offices at 44 Cook Street, Suite 400, Denver, Colorado 80206, Attention of the Secretary of the Board, no later than December 29, 2006, for inclusion in our proxy statement relating to the 2007 Annual Meeting. Under our By-laws, we must receive notice between March 2, 2007, and April 1, 2007, of any matters to be proposed by a stockholder at the 2007 Annual Meeting in order for such matters to be properly considered at the meeting.
STOCKHOLDER COMMUNICATION WITH THE BOARD
Our Board of Directors believes that it is important for current and potential stockholders to have a process to send communications to the Board. Accordingly, both stockholders and non-stockholders desiring to send a communication to the Board of Directors, or to a specific director, may do so by delivering a letter to our executive offices at 44 Cook Street, Suite 400, Denver, Colorado 80206, Attention of the Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication.” All such letters must identify the author as either a stockholder or non-stockholder and clearly state whether the intended recipients of the letter are all members of the Board of Directors or certain specified individual directors. The Secretary of the Board will open such communications and make copies, and then circulate them to the appropriate director or directors. Letters directed to our “independent directors” or “outside directors” will be delivered to Dr. Zschau, our Vice Chairman and lead independent director.
MISCELLANEOUS
In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials and/or future proxy materials, please send your request to: 44 Cook Street, Suite 400, Denver, Colorado 80206, Attention of the Director of SEC Reporting and Compliance. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.
Our Annual Report to Stockholders for the year ended December 31, 2005, will be furnished with this Proxy Statement to stockholders of record as of April 7, 2006. The Annual Report to Stockholders for the year ended December 31, 2005, does not constitute a part of the proxy soliciting materials.
Our Board of Directors and management team are not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the Annual Meeting, proxies will be voted at the discretion of the proxy holders.
By Order of the Board of Directors
Steven D. Butler
President and Chief Executive Officer
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including consolidated financial statements, required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act, as well as our Forms 10-Q and other SEC filings will be furnished, excluding exhibits, without charge, to any stockholder upon written request. A copy may be requested by writing to the Director of Investor Relations, StarTek, Inc., 44 Cook Street, Suite 400, Denver, Colorado 80206. Our Annual Report on Form 10-K can be obtained over the Internet through our web site. Our Internet address is http://www.startek.com. We also make the charters for the Compensation Committee, Audit Committee and Governance and Nominating Committee of our Board of Directors, as well as our Corporate Governance Guidelines and our Code of Ethics and Business Conduct, available on the “Investor Relations” page of our corporate web site. Any of these materials are available in print upon request. Additionally, the Annual Report on Form 10-K and other information we file with the SEC can be inspected at and obtained from the SEC at prescribed rates at public reference facilities maintained by the SEC at Room 1024, 100 F St., NE, Washington, D.C. 20549. The SEC maintains a web site at http://www.sec.gov that contains reports, proxies, information statements, and other information regarding us that has been filed electronically with the SEC.

EXHIBIT A
STARTEK, INC.
STOCK OPTION PLAN
     This Stock Option Plan (“Plan”) is adopted effective as of February 13, 1997, by StarTek, Inc., a Delaware corporation (the “Company”).
     1. PURPOSE. The Company desires to establish the Plan for the purpose of encouraging key employees, Directors (other than Non-Employee Directors), consultants and other independent contractors who provide important services to the Company or one of its Designated Subsidiaries to continue with and promote the success of the Company by permitting them to acquire a proprietary interest in the Company.
     2. DEFINITIONS.
     2.1 “Board” or “Board of Directors” means the board of directors of the Company.
     2.2 “Cause” means, as determined in the sole discretion of the Board, a Participant’s (a) commission of a felony; (b) dishonesty or misrepresentation involving the Company or any Subsidiary; (c) serious misconduct in the performance or non-performance of Participant’s responsibilities as an employee, officer, Director, or consultant or independent contractor of the Company or any Subsidiary; (d) violation of a material condition of employment or breach of contract; (e) unauthorized use of trade secrets or confidential information of the Company or any Subsidiary; or (f) aiding a competitor of the Company or any Subsidiary.
     2.3 “Code” means the Internal Revenue Code of 1986, as it exists now and as it may be amended from time to time.
     2.4 “Committee” means the committee comprised of two or more Non-Employee Directors appointed by the Board to administer the Plan.
     2.5 “Common Stock” means the common stock of the Company, $0.01 par value.
     2.6 “Company” means StarTek, Inc., a Delaware corporation, and any successor thereto.
     2.7 “Designated Subsidiary” means a Subsidiary of the Company that the Board designates as a Subsidiary whose key employees, consultants and other independent contractors are eligible to become Participants in the Plan.
     2.8 “Director” means a member of the Board.
     2.9 “Exchange Act” means the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.
     2.10 “Fair Market Value” means for the relevant day:
     (a) If shares of Common Stock are listed or admitted to unlisted trading privileges on any national or regional securities exchange, the last reported sale price, regular way, on the composite tape of that exchange on the day Fair Market Value is to be determined;

     (b) If the Common Stock is not listed or admitted to unlisted trading privileges as provided in paragraph (a), and if sales prices for shares of Common Stock are reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. National Market System (“NASDAQ System”), then the last sale price for Common Stock reported as of the close of business on the day Fair Market Value is to be determined, or if no such sale takes place on that day, the average of the high bid and low asked prices so reported; if Common Stock is not traded on that day, the next preceding day on which such stock was traded; or
     (c) If trading of the Common Stock is not reported by the NASDAQ System or on a stock exchange, Fair Market Value will be determined by the Committee in its discretion based upon the best available data.
     2.11 “ISO” means incentive stock options within the meaning of Section 422 of the code. 2.12 “Non-Employee Director” means a Director who satisfies the definitional requirements for a “Non-Employee Director” as set forth in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act, as it exists now or from time to time may hereafter be amended.
     2.13 “NSO” means non-qualified stock options, which are not intended to qualify under Section 422 of the Code.
     2.14 “Option” means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan and the Option Agreement.
     2.15 “Option Agreement” means a written agreement evidencing an Option or SAR between the Company and a Participant.
     2.16 “Option Date” means the date upon which an Option or SAR is awarded to a Participant under the Plan.
     2.17 “Option Price” means the price per share at which an Option may be exercised.
     2.18 “Participant” means an individual to whom an Option or SAR has been granted under the Plan.
     2.19 “Plan” means the StarTek, Inc. Stock Option Plan, as set forth herein and as from time to time amended.
     2.20 “SAR” means a stock appreciation right associated with and issued in connection with an NSO.
     2.21 “Securities Act” means the Securities Act of 1933, as it exists now or from time to time may hereafter be amended.
     2.22 “Subsidiary” means any corporation or other entity which is a subsidiary of the Company as defined in Section 424(f) of the Code.

     2.23 “Termination of Employment” means:
     (a) With respect to an employee, when the employee’s employment relationship with the Company and all of its Subsidiaries is terminated;
     (b) With respect to consultants and independent contractors, when any consulting or independent contractor agreement is terminated, or when the consultant or independent contractor no longer performs any services for the Company, as determined by the Committee, in its sole discretion; and
     (c) With respect to a Director who is not an employee, when his membership on the Board terminates.
     3. ELIGIBILITY AND PARTICIPATION. Subject to the provisions of the Plan, the Committee shall determine from time to time those consultants, independent contractors, key employees, officers or Directors (other than Non-Employee Directors) of the Company or a Designated Subsidiary who shall be designated as Participants and the number, if any, of Options or SARs to be awarded to each such Participant; provided, however, that no ISOs shall be awarded under the Plan after the expiration of the period of ten years from the date this Plan is adopted by the Board. In addition, no ISOs may be awarded to a Participant who is not an employee of the Company or a Designated Subsidiary.
     4. COMMON STOCK SUBJECT TO THE PLAN. Except as otherwise provided in paragraph 10, the aggregate number of shares of Common Stock that may be issued under Options under this Plan may not exceed 985,000 shares of Common Stock. If any awards hereunder shall terminate or expire, as to any number of shares, new ISOs and NSOs may thereafter be awarded with respect to such shares.
     5. INCENTIVE STOCK OPTIONS. The Committee may, in its discretion, grant ISOs to any Participant under the Plan who is an employee of the Company or a Designated Subsidiary. Each ISO shall be evidenced by an Option Agreement between the Company and the Participant. Each Option Agreement, in such form as is approved by the Committee, shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate.
     (a) OPTION PERIOD. Each ISO will expire as of the earliest of:
     (i) the date on which it is forfeited under the provisions of paragraph 8;
     (ii) 10 years (or five years as specified in paragraph 5(e)) from the Option Date;
     (iii) three months after the Participant’s Termination of Employment for any reason other than death; or
     (iv) six months after the Participant’s death.
     (b) OPTION PRICE. The Option Price per share shall be determined by the Committee at the time any ISO is granted, and, subject to the provisions of paragraph 5(e), shall not be less than the Fair Market Value of the Common Stock subject to the ISO on the Option Date.
     (c) OTHER OPTION PROVISIONS. The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on qualified stock options under Section 422 of the Code.

     (d) LIMITATIONS ON AWARDS. The aggregate Fair Market Value, determined as of the Option Date, of Common Stock with respect to which ISOs are exercisable by a Participant for the first time during any calendar year under all ISO plans of the Company and any Subsidiary shall not exceed $100,000.
     (e) AWARDS TO CERTAIN STOCKHOLDERS. Notwithstanding paragraphs 5(a) and 5(b) hereof, if an ISO is granted to a Participant who owns stock representing more than 10% of the voting power of all classes of stock of the Company or a Subsidiary, the exercise period specified in the ISO agreement for which the ISO thereunder is granted shall not exceed five years from the Option Date, and the Option Price shall be at least 110% of the Fair Market Value (as of the Option Date) of the Common Stock subject to the ISO.
     6. NON-QUALIFIED STOCK OPTION. The Committee may, in its discretion, grant NSOs to any Participant under the Plan. Each NSO shall be evidenced by an Option Agreement between the Company and the Participant. Each Option Agreement for an NSO, in such form as is approved by the Committee, shall be subject to the following express terms and conditions:
     (a) OPTION PERIOD. Each NSO will expire as of the earliest of:
     (i) the date on which it is forfeited under the provisions of paragraph 8;
     (ii) the date three months after the Participant’s Termination of Employment for any reason other than death; or
     (iii) the date six months after the Participant’s death.
     (b) OPTION PRICE. At the time when the NSO is granted, the Committee will fix the Option Price. The Option Price may be greater than, less than, or equal to Fair Market Value on the Option Date, as determined in the sole discretion of the Committee.
     (c) OTHER OPTION PROVISIONS. The form of NSO authorized by the Plan may contain such other provisions not inconsistent with the Plan as the Committee may from time to time determine.
     7. STOCK APPRECIATION RIGHTS. The Committee may, in its direction, grant an SAR to any Participant under the Plan. Each SAR shall be granted only in connection with an NSO and shall be evidenced by the Option Agreement for the NSO between the Company and the Participant. Each SAR awarded to Participants under the Plan shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:
          (a) TERMS OF SARS. Each SAR shall terminate on the same date as the related NSO. The SAR shall be exercisable only if the Fair Market Value of a share of Common Stock on the date of surrender exceeds the Option Price for the related Option, and then shall be exercisable to the extent, and only to the extent, that the related Option is exercisable. The SAR shall entitle the Participant to whom it is granted the right to elect, so long as such SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his related Option, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the per share Option Price, and (ii) the number of shares of Common Stock subject to such Option or portion thereof which is surrendered. Any Option or portion thereof which is surrendered shall no longer be exercisable. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company’s obligation arising out of the exercise of an SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

          (b) OTHER CONDITIONS. If a Participant is subject to Section 16(a) and Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such SAR which the Committee, in its discretion, deems necessary or desirable in order to comply with Section 16(a) or Section 16(b) of the Exchange Act and the rules and regulations issued thereunder, or in order to obtain any exemption therefrom.
     8. VESTING. A Participant may not exercise an Option or surrender an SAR until it has become vested. The portion of an Option or SAR award that is vested depends upon the period that has elapsed since the Option Date. Unless the Committee establishes a different vesting schedule at the time when an Option is granted or the SAR is awarded, all Options granted and SARs awarded under this Plan shall vest according to the following schedule:

Vested
Period Elapsed	Percentage
First Anniversary of Option Date	20%
Second Anniversary of Option Date	40%
Third Anniversary of Option Date	60%
Fourth Anniversary of Option Date	80%
Fifth Anniversary of Option Date	100%
Except as provided below, upon Termination of Employment, for any reason, a Participant shall forfeit any Options and SARs that are not vested on the date of Termination of his Employment. Unless the Committee in its sole discretion specifically waives the application of this sentence, then notwithstanding the vesting schedule contained herein or in the Participant’s Option Agreement, upon Termination of Employment of a Participant for Cause, all Options and SARs granted or awarded to the Participant will be immediately cancelled and forfeited by the Participant upon delivery to him of notice of such termination.
     9. EXERCISE OF OPTIONS. To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares as to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Option Price may be paid (i) in cash, (ii) in shares of Common Stock having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price, or (iii) by delivery of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay for all Common Stock acquired through such exercise and any tax withholding obligations resulting from such exercise. The Option Price may be paid by surrender of SARs equal to the Option Price.
     10. CHANGES IN CAPITAL STRUCTURE. If there is any change in the capital structure of the Company, the Committee may, in its sole discretion, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Options and/or SARs, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this paragraph 10, a change in the capital structure of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.
     11. NON-TRANSFERABILITY OF OPTIONS AND SARS. The Options and SARs granted under the Plan are not transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution. During a Participant’s lifetime, his Options may be exercised only by him.
     12. RIGHTS AS STOCKHOLDER. No Common Stock may be delivered upon the exercise of any Option until full payment has been made and all income tax withholding requirements thereon have been satisfied. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares. A Participant who has been granted SARs shall have no rights whatsoever as a stockholder with respect to such SARs.

     13. WITHHOLDING TAX. The Company or Designated Subsidiary, if any, may take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company or the Designated Subsidiary, if any, is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option or SAR including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of shares of Common Stock to be issued upon the exercise of any Option or SAR until the Participant reimburses the Company or Designated Subsidiary, if any, for the amount the Company or Designated Subsidiary, if any, is required to withhold with respect to such taxes, or cancelling any portion of such award in an amount sufficient to reimburse itself for the amount it is required to so withhold.
     14. NO RIGHT TO EMPLOYMENT. Participation in the Plan will not give any Participant a right to be retained as an employee of the Company or any Subsidiary, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.
     15. AMENDMENT OF THE PLAN. The Board may from time to time alter, amend, suspend or discontinue this Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulations applicable thereto, including any changes required to comply with the Exchange Act or any rules or regulations issued thereunder; provided, however, that no such action shall, without the approval of holders affected thereby, adversely affect the rights and obligations of such holders with respect to Options at any time outstanding under this Plan; and provided further that no such action shall, without the approval of the stockholders of the Company, (i) increase the maximum number of shares of the Common Stock that may be made subject to Options (unless necessary to effect the adjustments required by paragraph 10), (ii) materially increase the benefits accruing to Participants under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan.
     16. ADMINISTRATION. The Plan shall be administered by the Committee. In addition to any other powers set forth in this Plan, the Committee has the exclusive authority:
     (a) to construe and interpret the Plan, and to remedy any ambiguities or inconsistencies therein;
     (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;
     (c) subject to the express provisions of the Plan, to determine the individuals who will receive awards of Options or SARs, the times when they will receive them, the number of shares to be subject to each award and the Option Price, payment terms, payment method, and expiration date applicable to each award;
     (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any awards of ISOs, NSOs, or SARs;
     (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the awards of ISOs, NSOs, or SARs granted thereunder as it may deem necessary or advisable;
     (f) to determine the form in which payment of an SAR award granted hereunder will be made (i.e., cash, Common Stock or a combination thereof) or to approve a participant’s election to receive cash in whole or in part in settlement of the SAR award; and
     (g) to determine the form in which tax withholding under Section 13 of this Plan will be made.

     17. TERMINATION OF PLAN. In the event of dissolution or liquidation of the Company, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is the surviving corporation and the stockholders of the Company immediately prior to such transaction do not own at least fifty percent (50%) of the issued and outstanding Common Stock immediately after such transaction, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation or entity or upon the sale of Common Stock to another person or entity in one or a series of transactions with the result that such person or entity owns more than fifty percent (50%) of the issued and outstanding Common Stock immediately after such sale(s), the Plan and all Options and SARs outstanding under the Plan shall terminate on the effective date of the transaction (or, in the event of a tender offer resulting in the sale of fifty percent (50%) or more of the outstanding Common Stock (a “Tender Offer”), thirty (30) days after the final expiration of the Tender Offer. Any Options and SARs theretofore granted and outstanding under the Plan shall become immediately vested and exercisable in full at such time as the approval of the transaction by the Board, or the final expiration of any Tender Offer (notwithstanding any performance, vesting or other criteria contained therein), and shall remain exercisable until the effective date of such transaction or thirty (30) days after the final expiration of the Tender Offer, whichever is applicable (unless the Option or SAR would otherwise expire by its own terms on an earlier date). The Company shall give each optionee written notice at least five (5) days prior to the effective date of any termination of the Plan as a result of a transaction described above in order to permit the optionee to exercise his Options prior to the effective date of termination. Any Option not exercised by the effective date of a transaction described above shall terminate on such date.
     18. APPLICATION OF SECTION 16. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
     19. STOCK RESTRICTIONS. The Board may provide that shares of Common Stock issuable upon the exercise of a Option be subject to various restrictions, including restrictions which provide that the Company has a right to prohibit sales of such shares of Common Stock, a right of first refusal with respect to such shares of Common Stock or a right or obligation to repurchase all or a portion of such shares of Common Stock, which restrictions may survive a Participant’s term of employment with the Company. The acceleration of time or times at which the Option becomes exercisable may be conditioned upon the Participant’s agreement to such restrictions.
     20. NONEXCLUSIVITY OF THIS PLAN. Neither the adoption of this Plan by the Board nor the submission of this Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Designated Subsidiary, if any, has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.
     21. STOCKHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the stockholders of the Company within 12 months before or after the date the Plan is adopted by the Board.
     22. CONDITIONS UPON ISSUANCE OF SHARES. An Option or SAR shall not be exercisable, and a share of Common Stock shall not be issued pursuant to the exercise of an Option or SAR until such time as the Plan has been approved by the Stockholders of the Company and unless the exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option or SAR, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Stock is being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.
     23. RULES OF CONSTRUCTION.
     (a) GOVERNING LAW. The construction and operation of this Plan are governed by the laws of the State of Delaware.
     (b) UNDEFINED TERMS. Unless the context requires another meaning, any term not specifically defined in this Plan has the meaning given to it by the Code.
     (c) HEADINGS. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.
     (d) GENDER. Unless clearly appropriate, all nouns of whatever gender refer indifferently to persons of any gender.
     (e) SINGULAR AND PLURAL. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.
     (f) SEVERABILITY. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions shall continue in full force and effect and shall be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.
24.	EFFECTIVE DATE. This Plan is effective as of the later of the date of its adoption by the Board, or the date it is approved by the stockholders of the Company, pursuant to Section 21.

AMENDMENT NO. 1
to the
STOCK OPTION PLAN OF STARTEK, INC.
     THIS AMENDMENT NO. 1 dated as of May 30, 2001, to the Stock Option Plan (the “Plan”) of Startek, Inc. (the “Company”) dated February 13, 1997, was proposed by the Company’s Board of Directors and approved by a majority vote of holders of the Company’s common stock and amends the Plan as follows:
     1. Paragraph 4 of the Plan, entitled “Common Stock Subject to the Plan,” is deleted in its entirety, and a new paragraph 4 is inserted reading as follows:
     4. Common Stock Subject to the Plan. Except as otherwise provided in paragraph 10, the aggregate number of shares of Common Stock that may be issued under Options under this Plan may not exceed 1,585,000 shares of Common Stock. If any awards hereunder shall terminate or expire, as to any number of shares, new ISO’s and NSO’s may thereafter be awarded with respect to such shares.
     2. Except as Amended hereby, the Plan shall be unchanged and remain in full force and effect.
     IN WITNESS WHEREOF, the Company has executed this Amendment effective as of the date first mentioned above.

STARTEK, INC., a Delaware corporation
By:	/s/ DENNIS M. SWENSON
Dennis M. Swenson
	Title:	CFO
AMENDMENT NO. 2
STARTEK, INC.
STOCK OPTION PLAN
     This Amendment No. 2 is effective as of May 7, 2004 with respect to the Stock Option Plan (the “Plan”) of StarTek, Inc. (the “Company”).
     The Board of Directors of the Company recommended and the stockholders of the Company approved on May 7, 2004 an amendment to Section 4 of the Plan to increase the aggregate number of shares of Common Stock that may be issued under Options granted under the Plan from 1,585,000 to 1,835,000.
     All defined terms not otherwise defined herein shall have the meaning set for in the Plan.
     The Plan is hereby amended as follows:
     1. Section 4 of the Plan is amended by deleting “1,585,000” and inserting in lieu thereof “1,835,000.”
     Except as amended hereby, the Plan is unchanged and remains in full force and effect.

AMENDMENT NO. 3
STARTEK, INC.
STOCK OPTION PLAN
     This Amendment No. 3 is effective as of May 6, 2005 with respect to the Stock Option Plan (the “Plan”) of StarTek, Inc. (the “Company”).
     The Board of Directors of the Company recommended and the stockholders of the Company approved on May 6, 2005 an amendment to Section 4 of the Plan to increase the aggregate number of shares of Common Stock that may be issued under Options granted under the Plan from 1,835,000 to 1,985,000.
     All defined terms not otherwise defined herein shall have the meaning set forth in the Plan.
     The Plan is hereby amended as follows:
     1. Section 4 of the Plan is amended by deleting “1,835,000” and inserting in lieu thereof “1,985,000.”
     Except as amended hereby, the Plan is unchanged and remains in full force and effect.
AMENDMENT NO. 4
STARTEK, INC.
STOCK OPTION PLAN
     This Amendment No. 4 is effective as of April 7, 2006 with respect to the Stock Option Plan (the “Plan”) of StarTek, Inc. (the “Company”).
     The Board of Directors of the Company recommended and the stockholders of the Company approved on May 6, 2005 an amendment to Section 4 of the Plan to increase the aggregate number of shares of Common Stock that may be issued under Options granted under the Plan from 1,985,000 to 2,100,000.
     All defined terms not otherwise defined herein shall have the meaning set forth in the Plan.
     The Plan is hereby amended as follows:
     1. Section 4 of the Plan is amended by deleting “1,985,000” and inserting in lieu thereof “2,100,000.”
     Except as amended hereby, the Plan is unchanged and remains in full force and effect.

StarTek, Inc.
Proxy for the Annual Meeting of Stockholders – May 31, 2006
This Proxy is solicited on behalf of the Board of Directors
          This proxy is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc. of proxies for use at the 2006 Annual Meeting of Stockholders. The undersigned stockholder of StarTek, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Ed Zschau or Steven D. Butler, and each of them, his attorneys-in-fact and proxies (with full power of substitution in each), and authorizes them to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 31, 2006, at eight o’clock in the morning, and at any adjournment thereof, and to vote the common stock of the Company held by the undersigned as designated below on proposals 1 and 2 and in their discretion on all other matters coming before the meeting.
          This proxy when properly executed will be voted in the manner directed by the stockholder, but if no direction is made, this proxy will be voted FOR proposals 1 and 2.
          Properly executed proxies will be voted in the discretion of the proxy holder with regard to any other matter that properly comes before the meeting.
1.	ELECTION OF DIRECTORS:

☐ FOR all nominees listed (except as marked below)		☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Ed Zschau	Kay Norton	Albert C. Yates	Steven D. Butler
     Instruction: To withhold authority to vote for any individual nominee(s), print such nominee’s(s) name(s) in the space provided below:

2.	AMENDMENT OF THE STOCK OPTION PLAN TO INCREASE MAXIMUM NUMBER OF SHARES AVAILABLE FOR AWARD UNDER THE PLAN FROM 1,985,000 TO 2,100,000:

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.
The signer hereby revokes all proxies heretofore given to vote at said meeting or any adjournment thereof.

Signature of Stockholder

Signature of Stockholder

Dated:	, 2006